Exhibit D

AMENDED AND RESTATED

WARRANT

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), APPLICABLE STATE SECURITIES LAWS, OR APPLICABLE LAWS OF ANY FOREIGN JURISDICTION. The securities represented hereby may not be transferred unless (i) such securities have been registered for sale pursuant to the Securities Act of 1933, as amended, (ii) such securities may be sold pursuant to Rule 144(k), or (iii) the company has received an opinion of counsel reasonably satisfactory to it that such transfer may lawfully be made without registration under the Securities Act of 1933 or qualification under applicable state securities laws.

THIS WARRANT SHALL BE VOID AFTER THE EARLIER OF (I) 5:00 P.M. EASTERN TIME ON THE SECOND ANNIVERSARY OF THE APPROVAL OF THE FIRST NDA APPROVED BY FDA (the “EXPIRATION DATE”), AS SAID TERMS ARE DEFINED IN THAT CERTAIN CLINICAL DEVELOPMENT AND LICENSE AGREEMENT DATED JULY 14, 2005 (THE “LICENSE AGREEMENT”) BY AND BETWEEN THE WARRANT HOLDER, COMPANY AND ARIUS PHARMACEUTICALS, INC., (II) THE CLOSING OF THE COMPANY’S SALE OF ALL OR SUBSTANTIALLY ALL OF ITS ASSETS OR THE ACQUISITION OF THE COMPANY BY ANOTHER ENTITY BY MEANS OF MERGER OR OTHER TRANSACTION AS A RESULT OF WHICH STOCKHOLDERS OF THE COMPANY IMMEDIATELY PRIOR TO SUCH ACQUISITION POSSESS A MINORITY OF THE VOTING POWER OF THE ACQUIRING ENTITY IMMEDIATELY FOLLOWING SUCH ACQUISITION (AN “ACQUISITION”), OR (III) ANY LIQUIDATION OR WINDING UP OF THE COMPANY (A “LIQUIDATION”).

This Warrant amends and restates the Warrant issued by the Company to CDC IV, LLC dated as of February     , 2006.

BIODELIVERY SCIENCES INTERNATIONAL, INC.

WARRANT TO PURCHASE UP TO 601,120 SHARES OF

COMMON STOCK, PAR VALUE $0.001 PER SHARE

(subject to adjustment as set forth herein)

For VALUE RECEIVED, CDC IV, LLC (“Warrantholder”), is entitled to purchase, subject to the provisions of this Warrant, from BioDelivery Sciences International, Inc., a Delaware corporation (“Company”), at any time and from time to time not later than 5:00 P.M., Eastern time, on the Expiration Date (as defined above), at an exercise price per share equal to $2.91 (the exercise price in effect being herein called the “Warrant Price”), up to 601,120 shares (“Warrant Shares”) of the Company’s Common Stock, par value $0.001 per share (“Common Stock”). The number of Warrant Shares purchasable upon exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time as described herein. This Warrant is being issued to Warrantholder pursuant to a request made under Section 2 of this Warrant to transfer the

Warrant, initially dated July 14, 2005, from its original holder, Clinical Development Capital LLC, to CDC IV, LLC. By acceptance of this Warrant, Clinical Development Capital LLC and CDC IV, LLC acknowledge that the original Warrant dated July 14, 2005 is hereby cancelled. Capitalized terms not otherwise defined herein shall have the meaning set forth in the License Agreement.

Section 1. Registration. The Company shall maintain books for the transfer and registration of the Warrant. Upon the initial issuance of this Warrant, the Company shall issue and register the Warrant in the name of the Warrantholder.

Section 2. Transfers. As provided herein, this Warrant may be transferred only pursuant to a registration statement filed under the Securities Act of 1933, as amended (the “Securities Act”), or an exemption from such registration. Subject to such restrictions, the Company shall transfer this Warrant from time to time upon the books to be maintained by the Company for that purpose, upon surrender thereof for transfer properly endorsed or accompanied by appropriate instructions for transfer and such other documents as may be reasonably required by the Company, including, if required by the Company, an opinion of its counsel to the effect that such transfer is exempt from the registration requirements of the Securities Act, to establish that such transfer is being made in accordance with the terms hereof, and a new Warrant shall be issued to the transferee and the surrendered Warrant shall be canceled by the Company.

Section 3. Exercise of Warrant. Subject to the provisions hereof, the Warrantholder may exercise this Warrant in whole or in part at any time prior to its expiration upon sixty-one (61) days prior written notice. Upon such exercise, the Warrantholder shall surrender the Warrant, together with delivery of a duly executed Warrant exercise form attached hereto as Appendix A (the “Exercise Agreement”). At least ten (10) days prior to the Exercise Effective Date (as defined below), the Warrantholder shall deliver by cash, certified check or wire transfer of funds to an account specified by the Company from time to time for the aggregate Warrant Price for that number of Warrant Shares then being purchased, to the Company during normal business hours on any business day at the Company’s principal executive offices (or such other office or agency of the Company as it may designate by notice to the Warrantholder). The Warrant Shares so purchased shall be deemed to be issued to the Warrantholder or such Warrantholder’s designee, as the record owner of such shares, as of the close of business on the date that is sixty-one (61) days following the date on which this Warrant shall have been surrendered (or evidence of loss, theft or destruction thereof and security or indemnity satisfactory to the Company shall have been received by the Company) (the “Exercise Effective Date”), provided the Warrant Price shall have been paid and the completed Exercise Agreement shall have been delivered in accordance with this Section 3. Warrant Shares so purchased, representing the aggregate number of shares specified in the Exercise Agreement, shall be delivered to the Warrantholder on the Exercise Effective Date either by electronic delivery (if permitted by the Company’s transfer agent) or by physical delivery. If the Company delivers the Warrant Shares by physical delivery, the Company shall mail the certificate(s) representing such shares to the Warrantholder at the address specified by the Warrantholder. Any certificates so delivered shall be in such denominations as may be reasonably requested by the Warrantholder and shall be registered in the name of such Warrantholder or such other name as shall be designated by such Warrantholder. If this Warrant shall have been exercised only in part, then, unless this Warrant has expired, the Company shall, at its expense, at the time of delivery of such Warrant Shares, deliver to the Warrantholder a new Warrant representing the number of shares with respect to which this Warrant shall not then have been exercised. As used herein, “business day” means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.

Section 4. Compliance with the Securities Act of 1933. Subject to the provisions of the Purchase Agreement (as defined below), the Company may cause the legend set forth on the first page of this Warrant to be set forth on each Warrant or similar legend on any security issued or issuable upon exercise of this Warrant, unless counsel for the Company is of the opinion as to any such security that such legend is unnecessary.

Section 5. Payment of Taxes. The Company will pay any documentary stamp taxes attributable to the initial issuance of Warrant Shares issuable upon the exercise of the Warrant; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificates for Warrant Shares in a name other than that of the Warrantholder in respect of which such shares are issued, and in such case, the Company shall not be required to issue or deliver any certificate for Warrant Shares or any Warrant until the person requesting the same has paid to the Company the amount of such tax or has established to the Company’s reasonable satisfaction that such tax has been paid.

Section 6. Mutilated or Missing Warrants. In case this Warrant shall be mutilated, lost, stolen, or destroyed, the Company shall issue in exchange and substitution of and upon cancellation of the mutilated Warrant, or in lieu of and substitution for the Warrant lost, stolen or destroyed, a new Warrant of like tenor and for the purchase of a like number of Warrant Shares, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction of the Warrant, and with respect to a lost, stolen or destroyed Warrant, reasonable indemnity or bond with respect thereto, if requested by the Company.

Section 7. Reservation of Common Stock. The Company hereby represents and warrants that there have been reserved, and the Company shall at all applicable times keep reserved until issued (if necessary) as contemplated by this Section 7, out of the authorized and unissued shares of Common Stock, sufficient shares to provide for the exercise of the rights of purchase represented by this Warrant. The Company agrees that all Warrant Shares issued upon due exercise of the Warrant shall be, at the time of delivery of the certificates for such Warrant Shares, duly authorized, validly issued, fully paid and non-assessable shares of Common Stock of the Company.

Section 8. Adjustments. Subject and pursuant to the provisions of this Section 8, the Warrant Price and number of Warrant Shares subject to this Warrant shall be subject to adjustment from time to time as set forth hereinafter.

(a) If the Company shall, at any time or from time to time while this Warrant is outstanding, pay a dividend or make a distribution on its Common Stock in shares of Common Stock, subdivide its outstanding shares of Common Stock into a greater number of shares or combine its outstanding shares of Common Stock into a smaller number of shares or issue by reclassification of its outstanding shares of Common Stock any shares of its capital stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then the number of Warrant Shares purchasable upon exercise of the Warrant and the Warrant Price in effect immediately prior to the date upon which such change shall become effective, shall be adjusted by the Company so that the Warrantholder thereafter exercising the Warrant shall be entitled to receive the number of shares of Common Stock or other capital stock which the Warrantholder would have received if the Warrant had been exercised immediately prior to such event upon payment of a Warrant Price that has been adjusted to reflect a fair allocation of the economics of such event to the Warrantholder. Such adjustments shall be made successively whenever any event listed above shall occur.

(b) If any capital reorganization or reclassification of the capital stock of the Company, then, as a condition of such reorganization or reclassification, lawful and adequate provision shall be made whereby each Warrantholder shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions herein specified and in lieu of the Warrant Shares immediately theretofore issuable upon exercise of the Warrant, such shares of stock, securities or assets as would have been issuable or payable with respect to or in exchange for a number of Warrant Shares equal to the number of Warrant Shares immediately theretofore issuable upon exercise of the Warrant, had such reorganization or reclassification not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of each Warrantholder to the end that the provisions hereof (including, without limitation, provision for adjustment of the Warrant Price) shall thereafter be applicable, as nearly equivalent as may be practicable in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof. The provisions of this paragraph (b) shall similarly apply to successive reorganizations or reclassifications.

(c) In case the Company shall fix a payment date for the making of a distribution to all holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness or assets (other than cash dividends or cash distributions payable out of consolidated earnings or earned surplus or dividends or distributions referred to in Section 8(a)), or subscription rights or warrants, the Warrant Price to be in effect after such payment date shall be determined by multiplying the Warrant Price in effect immediately prior to such payment date by a fraction, the numerator of which shall be the total number of shares of Common Stock then outstanding multiplied by the Market Price (as defined below) per share of Common Stock immediately prior to such payment date, less the fair market value (as determined by the Company’s Board of Directors in good faith) of said assets or evidences of indebtedness so distributed, or of such subscription rights or warrants, and the denominator of which shall be the total number of shares of Common Stock outstanding multiplied by such Market Price per share of Common Stock immediately prior to such payment date. “Market Price” as of a particular date (the “Valuation Date”) shall mean the following: (a) if the Common Stock is then listed on a national stock exchange, the closing sale price of one share of Common Stock on such exchange on the last trading day prior to the Valuation Date; (b) if the Common Stock is then quoted on The Nasdaq Stock Market, Inc. (“Nasdaq”), the National Association of Securities Dealers, Inc. OTC Bulletin Board (the “Bulletin Board”) or such similar exchange or association, the closing sale price of one share of Common Stock on Nasdaq, the Bulletin Board or such other exchange or association on the last trading day prior to the Valuation Date or, if no such closing sale price is available, the average of the high bid and the low asked price quoted thereon on the last trading day prior to the Valuation Date; or (c) if the Common Stock is not then listed on a national stock exchange or quoted on Nasdaq, the Bulletin Board or such other exchange or association, the fair market value of one share of Common Stock as of the Valuation Date, shall be reasonably determined in good faith by the Board of Directors of the Company and the Warrantholder.

(d) An adjustment to the Warrant Price shall become effective immediately after the payment date in the case of each dividend or distribution and immediately after the effective date of each other event which requires an adjustment.

(e) In the event that, as a result of an adjustment made pursuant to this Section 8, the Warrantholder shall become entitled to receive any shares of capital stock of the Company other than shares of Common Stock, the number of such other shares so receivable upon exercise of this Warrant shall be subject thereafter to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in this Warrant.

(f) Intentionally omitted.

(g) Intentionally omitted.

(h) Intentionally omitted.

Section 9. Fractional Interest. The Company shall not be required to issue fractions of Warrant Shares upon the exercise of this Warrant. If any fractional share of Common Stock would, except for the provisions of the first sentence of this Section 9, be deliverable upon such exercise, the Company, in lieu of delivering such fractional share, shall pay to the exercising Warrantholder an amount in cash equal to the Market Price of such fractional share of Common Stock on the date of exercise.

Section 10. Extension of Expiration Date. If the Company fails to cause any Registration Statement covering Registrable Securities (unless otherwise defined herein, capitalized terms are as defined in the Registration Rights Agreement relating to the Warrant Shares (the “Registration Rights Agreement”)) to be declared effective prior to the applicable dates set forth therein, then the Expiration Date of this Warrant shall be extended to a date that is the later of the Expiration date or six (6) months after the effective date of the Registration Statement.

Section 11. Benefits. Nothing in this Warrant shall be construed to give any person, firm or corporation (other than the Company and the Warrantholder) any legal or equitable right, remedy or claim, it being agreed that this Warrant shall be for the sole and exclusive benefit of the Company and the Warrantholder.

Section 12. Notices to Warrantholder. Upon the happening of (i) any event requiring an adjustment of the Warrant Price or (ii) an Acquisition or Liquidation, the Company shall promptly give written notice thereof to the Warrantholder at the address appearing in the records of the Company, provided that any such notice with respect to an Acquisition or Liquidation shall be given at least fifteen (15) days prior to the closing of such Acquisition or Liquidation. Any such notice regarding an adjustment of the Warrant Price shall state the adjusted Warrant Price and the adjusted number of Warrant Shares resulting from such event and set forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Failure to give notice to the Warrantholder of any Warrant Price adjustment, or any defect therein, shall not affect the legality or validity of the subject adjustment. In addition, the Company shall promptly give written notice to the Warrantholder as specified above in the event that the Company determines to make a rights offering to its stockholders.

Section 13. Identity of Transfer Agent. The Transfer Agent for the Common Stock is American Stock Transfer & Trust, 40 Wall Street, New York, New York 10005. Upon the appointment of any subsequent transfer agent for the Common Stock or other shares of the Company’s capital stock issuable upon the exercise of the rights of purchase represented by the Warrant, the Company will mail to the Warrantholder a statement setting forth the name and address of such transfer agent.

Section 14. Notices. Unless otherwise provided, any notice required or permitted under this Warrant shall be given in writing and shall be deemed effectively given as hereinafter described (i) if given by personal delivery, then such notice shall be deemed given upon such delivery, (ii) if given by telex or facsimile, then such notice shall be deemed given upon receipt of confirmation of complete transmittal, (iii) if given by mail, then such notice shall be deemed given upon the earlier of (A) receipt of such notice by the recipient or (B) three days after such notice is deposited in first class mail, postage prepaid, and (iv) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one business day after delivery to such carrier. All notices shall be addressed as follows: if to the Warrantholder, at its address as set forth in the Company’s books and records and, if to the Company, at the address as follows, or at such other address as the Warrantholder or the Company may designate by ten days’ advance written notice to the other:

If to the Company:

BioDelivery Sciences International, Inc.

2501 Aerial Center Parkway, Suite 205

Morrisville, NC 27560

Attention: Mark A. Sirgo, Pharm. D.

Fax: (919) 653-5161

With a copy to:

Wyrick Robbins Yates & Ponton LLP

4101 Lake Boone Trail

Suite 300

Raleigh, NC 27607

Attention: Larry E. Robbins

Fax: (919) 781-4865

Section 15. Registration Rights. The initial Warrantholder is entitled to the benefit of certain registration rights with respect to the shares of Common Stock issuable upon the exercise of this Warrant as provided in the Registration Rights Agreement, and any subsequent Warrantholder may be entitled to such rights, provided such subsequent Warrantholder agrees in writing to be bound by the terms of the Registration Rights Agreement.

Section 16. Successors. All the covenants and provisions hereof by or for the benefit of the Warrantholder shall bind and inure to the benefit of its respective successors and assigns hereunder.

Section 17. Governing Law; Consent to Jurisdiction. This Warrant shall be governed by, and construed in accordance with, the internal laws of the State of New York, without reference to the choice of law provisions thereof.

Section 18. Partial Forfeiture. In the event that Warrantholder provides less than an amount equal to the Development Funding Cap to Company under the License Agreement (which determination shall be made upon termination of the License Agreement), then the number of Warrant Shares exercisable under this Warrant shall be reduced by multiplying the number of Warrant Shares then exercisable under this Warrant by a fraction, the numerator of which shall be the actual amount of funding provided by Warrantholder to Company under the License Agreement, and the denominator shall be the Development Funding Cap. Notwithstanding the foregoing, the number of Warrant Shares exercisable hereunder shall not be reduced to less than 100,000 Warrant Shares (subject to adjustment as otherwise set forth in this Warrant).

Section 19. No Rights as Stockholder. Prior to the exercise of this Warrant, the Warrantholder shall not have or exercise any rights as a stockholder of the Company by virtue of its ownership of this Warrant.

Section 20. Amendment; Waiver. Any term of this Warrant may be amended or waived (including the adjustment provisions included in Section 8 of this Warrant) upon the written consent of the Company and the Warrantholder.

Section 21. Section Headings. The section headings in this Warrant are for the convenience of the Company and the Warrantholder and in no way alter, modify, amend, limit or restrict the provisions hereof.

[Signature Page to follow.]

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed as of the      day of February, 2006.

BIODELIVERY SCIENCES INTERNATIONAL, INC.

By:	/s/ Mark A. Sirgo
Name:	Mark A. Sirgo, Pharm. D.
Title:	President & CEO

SIGNATURE PAGE TO WARRANT

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed as of the      day of February, 2006.

BIODELIVERY SCIENCES INTERNATIONAL, INC.

By:
Name:	Mark A. Sirgo, Pharm.D.
Title:	President & CEO

AGREED: CDC IV, LLC

By:	/s/ David A. Ramsay
Name:	David A. Ramsay
Title:

SIGNATURE PAGE TO WARRANT

APPENDIX A

[COMPANY NAME].

WARRANT EXERCISE FORM

To [COMPANY NAME]:

The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant (“Warrant”) for, and to purchase thereunder by the payment of the Warrant Price and surrender of the Warrant,                      shares of Common Stock (“Warrant Shares”) provided for therein, and requests that certificates for the Warrant Shares be issued as follows:

Name

Address

                _________________________________________

Federal Tax ID or Social Security No.

and delivered by (certified mail to the above address, or (electronically (provide DWAC Instructions:                     ),

or

(other (specify):                     ).

and, if the number of Warrant Shares shall not be all the Warrant Shares purchasable upon exercise of the Warrant, that a new Warrant for the balance of the Warrant Shares purchasable upon exercise of this Warrant be registered in the name of the undersigned Warrantholder or the undersigned’s Assignee as below indicated and delivered to the address stated below.

Dated:                     ,

Note: The signature must correspond with the name of the

Warrantholder as written on the first page of the Warrant in every particular, without alteration or enlargement or any

change whatever unless the Warrant Name (please print) has

been assigned.

Signature:
Name:
(please print)
Address:

Federal Identification or
Social Security No.

Assignee: